                                                                  EXHIBIT 10.17



                      AMENDED AND RESTATED LOAN AGREEMENT


     This Agreement is made and entered into as of this 18th day of May, 1994, by and between TRANSCRYPT INTERNATIONAL, LTD), a Nebraska limited partnership, which has its principal place of business in Lincoln, Nebraska ("Borrower"), and NORWEST BANK NEBRASKA, NATIONAL ASSOCIATION, a national banking association, organized and existing under the laws of the United States of America and which has its principal place of business in Omaha, Nebraska ("Bank").

                                  WITNESSETH:

         WHEREAS, Borrower and Bank have previously entered into a Loan Agreement dated February 5, 1993 (the "Prior Loan Agreement") which describes the terms and conditions of certain loans made by Bank to Borrower;

         WHEREAS, subsequent to execution of the Prior Loan Agreement, Bank has renewed a matured conditional revolving line of credit from Bank in a principal amount not to exceed $1,100,000.00 to be used by Borrower to finance inventory and accounts receivable in connection with Borrower's normal operations at its plant in Lincoln, Nebraska;

         WHEREAS, Borrower also desires to obtain a new term loan from Bank in the principal amount of $700,000.00;

         WHEREAS, Bank is willing to provide to Borrower the $700,000.00 term loan, subject to certain conditions, including that Borrower execute and deliver this Amended and Restated Loan Agreement; and

         WHEREAS, the parties have mutually agreed to certain amendments to the prior Loan Agreement and now desire to enter into this Agreement to amend, restate and supersede the Prior Loan Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements, terms and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1

                       GENERAL PRINCIPLES AND DEFINITIONS

         1.1 For purposes of this Agreement, except as otherwise expressly provided, or unless the context otherwise requires:

         (a) The terms defined in this Article shall have the meanings defined in this Article and include the plural as well as the singular; and
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                 (b)      All accounting terms not otherwise defined herein
                          have the meaning assigned to them in accordance with generally accepted accounting principles.

         1.2     Definitions.     The following defined terms shall be used in
this Agreement:

         (a) "Advance" means an advance by Bank to Borrower pursuant to the provisions of the Operating Loan as more fully described in
                 Section 2.1 of this Agreement and any short-term letters of credit as more fully described in Section 2.6 of this Agreement.

         (b)     "Agreement" means this Amended and Restated Loan Agreement.

         (c) "Base Rate" means the floating interest rate announced from time to time by the Bank as its National Money Market Rate upon which borrowing rates for interest charged to customers is based.

         (d) "Bond Documents" shall mean all documents relating to the issuance of $850,000 Nebraska Investment Finance Authority Industrial Development Revenue bonds, Series 1994 (Transcrypt International, Ltd.) dated January 15, 1994, including but limited to the Trust Indenture, Loan Agreement, Promissory Note, and Deed of Trust and Construction Security Agreement.

         (e) "Borrower" means Transcrypt International, Ltd., a Nebraska limited partnership.

         (f) "Business Day" means any day (other than Saturday, Sunday, or a legal holiday) on which the Bank's main office is open for business.

         (g) "Collateral" means all assets granted to Bank as security for the payment and performance of the obligations of Borrower to Bank.

         (h) "Collateral Agreements" means the Security Agreements, the Deed of Trust, the Guarantees, and all other security agreements, deeds of trust, mortgages, guaranties, assignments, and other security instruments executed and delivered at any time by Borrower to secure the payment and performance of Borrower's obligations to Bank.

         (i) "Current Assets", "Current Liabilities", and "Total Liabilities" shall be as disclosed on the financial





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                 statements of Borrower in accordance with generally accepted accounting principles.

         (j) "Events of Default" shall mean the events of default set forth in Article 8 of this Agreement.

         (k) "Financing Statements" means all Financing Statements previously or to be executed and delivered by Borrower to perfect the security interests granted to Bank by Borrower, including, without limitation, any financing statements given pursuant to Section 3.4 of this Agreement.

         (l) "First Term Note" means the promissory note heretofore made by Borrower to Bank in the original principal amount of $900,000.00 dated February 5, 1993, Note No. 072897.

         (m) "Fixed Charge Coverage" means the sum of net income plus depreciation and amortization plus non-cash charges divided by the sum of principal payments plus dividends.

         (n) "General Partner" means Transcrypt International, Inc., a Nebraska corporation, which is the general partner of Borrower.

         (o) "Guarantors" collectively means the General Partner, John T. Connor, Janice K. Connor, University of Nebraska Foundation, Farm Bureau Life Insurance Co., First Commerce Bancshares, Alan Stewart, Dianne Stewart, Harold S. Myers and The Security Mutual Life Insurance Co. of Lincoln, Nebraska.

         (p) "Intangible Assets" means any covenants not to compete, patents, copyrights, trademarks, trade names, trade secrets, proprietary technologies, goodwill, franchises, deferred charges, licenses, organization expenses, and similar assets, in accordance with generally accepted accounting principles.

         (q) "Limited Partners" collectively means the following individuals and entities which are the limited partners of
                 Borrower: John T. Connor and Janice K. Connor, husband and wife; John Kuijvenhoven and Yvonne Kuijvenhoven, husband and wife; University of Nebraska Foundation; Q E Dot, Inc.; Farm Bureau Life Insurance Co.; First Commerce Bancshares; Steven
                 R. Wright.; United Security Bancorporation; Alan Stewart and Dianne Stewart, husband and wife;





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                 Harold S. Myers; Harold S. Myers Trust; and Harold S. Myers
                 III Trust; and The Security Mutual Life Insurance Company of Lincoln, Nebraska.

         (r) "Loan Documents" means this Agreement, the Operating Note, the First Term Note, the Second Term Note, the Security Agreement, the Trust Deed, the Guaranties, and any and all other documents, agreements, and writings of every kind relating to or arising out of the foregoing.

         (s) "Notes" collectively means the Operating Note, the First Term Note, and the Second Term Note.

         (t) "Operating Note" means the promissory note hereafter made by Bank to Borrower in the maximum principal amount of $1,100,000.00 and dated February 5, 1994, and which matures on April 1, 1995.

         (u) "Partners" collectively means the General Partner and the Limited Partners.

         (v)     "Qualified Accounts" means an account which:

                 (1) Is due and payable and has not been past due more than ninety (90) days.

                 (2) Arose from a bona fide, outright sale of goods by Borrower or from the performance of services by Borrower and Borrower has possession of and will deliver to Bank, if requested, shipping and delivery receipts evidencing shipment of the goods and, if representing services, the services halve been fully performed for the respective account debtor.

                 (3) Is not subject to any assignment, claim, lien, or security interest of any character, nature, or description whatsoever except the security interest of Bank, and Borrower will not make any other Assignment thereof or create any further security interest or lien thereon or therein nor permit Borrower's right therein to be reached by attachment levy, garnishment, or other judicial process.

                 (4) Is not subject to any claim for credit, set-off, counterclaim, allowance, or adjustment by the account debtor or any other type of counterclaim or set-off, and the





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                          account debtor has not returned any of the goods from
                          the date of which the account arose, nor has any partial payment been made thereon.

                 (5) Arose in the ordinary and due course of Borrower's business and no notice of bankruptcy, whether voluntary or involuntary, insolvency or material adverse change in the financial condition of the account debtor has been received or knowledge had thereof.

                 (6) Bank has not notified Borrower that the account or account debtor is unsatisfactory to Bank in its reasonable judgment.

                 (7) Is not evidenced by a judgment, an instrument, chattel paper, or encumbrance.

                 (8) Is not an account due from any one or more of the Partners or any person or entity related to or affiliated with any Partners.

         (w) "Qualified Inventory" shall mean inventory which meets the following requirements:

                  (1)     It is in saleable or usable condition.

                  (2) In the case goods held for sale or lease, it is new and unused unless Bank otherwise agrees.

                  (3)     It is raw materials or finished goods.

                  (4) It is owned by Borrower totally and is not subject to any lien or security interest in favor of any other party except for the security interest to the Bank.

         Any inventory which is at any time Qualified Inventory, but shall subsequently fail to meet any of the foregoing requirements, shall thereupon cease to be termed as Qualified Inventory.

         (x) "Second Term Note" means the promissory note in the principal amount of $700,000.00 described in Article 2 of this Agreement.

         (y) "Security Agreement" means the Security Agreement dated February 5, 1993, granting Bank a security interest to and in favor of Bank in all now owned and hereafter acquired inventory, accounts,





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                 equipment, fixtures, and general intangibles, together with all products and proceeds.

         (z) "Tangible Net Worth" means the total of all assets of Borrower after deducting: (i) allocation (reserves) for depreciation, amortization, and bad debts; (ii) Total Liabilities; (iii) total Intangible Assets; and (iv) total loans to officers.

         (aa) "Trust Deed" shall mean the Trust Deed to be granted by Borrower in favor of Bank to secure the Notes against the real property described in Exhibit "A" attached to this Agreement.

                                   ARTICLE 2

                           AMOUNTS AND TERMS OF LOANS

         2.1 Operating Loan. Bank agrees, on the terms and subject to the conditions set forth in this Agreement and the Loan Documents, and subject to Bank's continued satisfaction with the financial affairs of Borrower, to make one or more Advances to Borrower from time to time, not to exceed in the aggregate amount outstanding at any time the principal sum of $1,100,000.00. This operating loan shall be a revolving facility, and it is contemplated that Borrower will request advances, make prepayments, and request additional advances hereunder.

         2.2 Operating Note. The Advances by Bank are evidenced by a promissory note of Borrower dated February 5, 1994 (the "Operating Note"). The Operating Note shall be due on April 1, 1995, or upon an Event of Default, whichever occurs first. Notwithstanding the provisions of the following paragraph, all Advances by Bank shall be made at the reasonable discretion of Bank.

         2.3 Restrictions on Advances. All Advances are subject to a borrowing base defined as the lesser of:

                 (1)      $1,100,000.00, or

                 (2) Eighty-five percent (85%) of Qualified accounts arising from or associated with operations at Borrower's plant in Lincoln, Nebraska plus fifty percent (50%) of Qualified Inventory located at Borrower's plant in Lincoln, Nebraska, provided, however, that the total contribution of Qualified Inventory to the borrowing base shall not exceed $350,000.00 in the aggregate.





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         Each request for an Advance shall be deemed to be a representation by
Borrower that the statements set forth in Section 4.2 hereof are correct. The names of the persons authorized to request Advances on behalf of Borrower shall be provided to Bank from time to time in writing and certified by the Secretary or Assistant Secretary of General Partner in such form as may be required by Bank.

         2.4 Interest Rate on Operating Note. Interest shall be payable on the Operating Note at a variable rate equal to the Base Rate. Interest rate adjustments for the Operating Note shall be effective simultaneously with any change int he Base Rate. Interest shall be computed on the basis of actual number of days elapsed in 360-day year. Upon and after demand, maturity, or any Event of Default, the interest rate on the Operating Note shall be at a rate equal to the Base Rate plus two percent (2%).

         2.5 Payment of Principal and Interest on Operating Note. Interest as accrued shall be payable on the total of Advances made under the Operating Note on the fifteenth day of each calendar month during the term of the Operating Note, commencing on March 15, 1994. The entire unpaid principal balance of the Operating Note shall be paid upon any Event of Default, and if no Event of Default occurs, shall be paid at maturity on April 1, 1995.

         2.6 Short-Term Letters of Credit. Bank may, in its sole discretion, issue short-term letters of credit to facilitate sales to Borrower's customers. Any such letters of credit shall constitute an Advance under the Operating Note.

         2.7 First Term Loan. Bank has previously loaned the principal sum of $900,000.00 evidenced by the First Term Note, pursuant to the terms and conditions of the Prior Loan Agreement. Borrower affirms the First Term Note and agrees to pay all principal and interest when due under the First Term Note.

         2.8 Second Term Note. Bank agrees, on the terms and subject to the conditions set forth in this Agreement and the Loan Documents, to make a term loan advance to Borrower in the principal sum of $700,000.00 (the "Second Term Note").

         2.9 Interest Rate on Second Term Note. Interest shall be payable on the Second Term Note at the rate of eight percent (8%.) per annum, fixed for the first twenty-four (24) months of the term of the Second Term Note, based on the actual number of days elapsed in a 360-day year, and for the remaining thirty-six (36) months of the term of the Second Term Note, shall be at a variable rate equal to the Base Rate plus one percent (I%), based on the actual number of days elapsed in a 360-day year, with interest rate adjustments effective simultaneously with any change in the Base Rate.





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         2.10    Payment of Principal and Interest on Term Note.  Principal and
interest on the Second Term Note shall be payable monthly for a period of sixty
(60) months, as more particularly set forth in the Second Term Note, with the entire unpaid balance of principal and interest payable at maturity or upon an Event of Default, whichever occurs first.

         2.11 Place and Time of Payments. All payments of principal and interest on the Notes shall be paid to Bank at its place of business set forth in Article 9 of this Agreement. All such payments shall be made in immediately available funds and must be received by Bank prior to 11:00 a.m. to be credited on the same Business Day. Any payments received after 11:00 a.m. will be credited the next Business Day.

         2.12 Interest Rate Upon Default. Upon the occurrence of an Event of Default or maturity, the interest rate on the First Term Note and the Second Term Note shall be the Base Rate plus two percent (2%).

         2.13 Application of Payments. Any prepayments under the Notes and after an Event of Default, all payments by Borrower to Bank under the Notes may be applied by Bank against interest and/or principal on any one or more of the Notes in whatever manner and order Bank may determine in its absolute discretion, regardless of any instructions from Borrower or Guarantors to the contrary.

         2.14 Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a date other than a Business Day, such payment may be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of the interest due on the Note.

         2.15 Prepayment. The Notes may be prepaid by Borrower without Borrower incurring any payment penalty. All prepayments shall first be applied to accrued but unpaid interest with the remainder applied to reduce principal.

         2.16 Security for Notes. All payments and other obligations to Bank under the Notes and the other Loan Documents shall be secured, as provided in Article 3 of this Agreement.

         2.17 Guaranties of Obligations. All payments and other obligations of Borrower to Bank shall be guaranteed as provided in Article 7 of this Agreement.

         2.18 Payment Application. All payments and other obligations to Bank under the Notes and the other Loan Documents may be applied against any of the Notes in the Bank's sole discretion, including but not limited to Borrower's debt obligations to Bank which are not guaranteed.





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         2.19    Conditions Precedent.  The obligations of Bank under this
Article 2 are subject to the conditions precedent of execution and delivery of the Loan Documents in form and substance satisfactory to Bank, and also subject to the satisfaction of any and all conditions precedent contained in this Agreement and in any of the other Loan Documents.

                                   ARTICLE 3

                                    SECURITY

         In order to secure the Notes and the performance by Borrower of all the terms and conditions of this Agreement, Borrower has or will execute the Loan Documents.

         3.1 Security Agreements. Borrower hereby affirms and agrees that the Security Agreement shall continue in full force and effect and that all Collateral pledged to Bank by Borrower under the Security Agreement secures each of the Notes made by Borrower notwithstanding the fact that certain Collateral was acquired and security interests granted therein by Borrower to Bank in connection with specified loans by Bank to Borrower. Borrower further agrees to execute amendments to the Security Agreement or to execute new security agreements to cover the new assets to be acquired with the proceeds from the sale of the Nebraska Investment Finance Authority, Industrial Revenue Bonds (Transcrypt International Ltd. Project), Series 1994, dated January 15, 1994, to be used to acquire, construct, and equip a manufacturing facility located in Lincoln, Nebraska for Borrower included as part of the Collateral but which are not specifically identified on any existing Security Agreement. Upon request by Bank, Borrower further agrees to execute new agreements and instruments in substantially the same form as the Security Agreement specifically identifying any or all of the Collateral. In the event Bank requests Borrower to execute any such new agreements and instruments, neither the request by Bank nor the execution and delivery of such new agreements and instruments by Borrow shall be construed in any way to limit or avoid the validity, enforceability, and scope of the Security Agreement.

         3.2 Deed of Trust. Borrower hereby agrees to grant a Trust Deed to and in favor of Bank in and to the real property described in Exhibit "A" attached to this Agreement and incorporated herein by this reference, together with all buildings and improvements situated in said real property. Borrower shall execute and deliver to and in favor of Bank a Trust Deed and related documentation in such form as may be required by Bank.

         3.3 Guaranties by Guarantors. General Partner shall guarantee the payment and performance of all obligations of Borrower under the Notes, this Agreement, the other Loan Documents, and all other present and future obligations of Borrower to Bank





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(whether direct or indirect, primary or secondary, absolute or contingent).
The Guaranty of the General Partner shall be unconditional and unlimited. The obligation of General Partner under said Guaranty shall not be in limitation of any obligations and liabilities of General Partner imposed by law by reason of being the general partner of Borrower. Guarantors shall each guarantee the payment and performance of all obligations of Borrower under the First Term Note. The Guaranties of the Guarantors shall be unconditional but shall be limited to the principal sum of $450,000.00 in the aggregate, with each individual Limited Partner's Guaranty being limited to the following principal sums: John T. Connor--$64,668.00; Janice K. Connor--$58,382.00; University of Nebraska Foundation--$83,529.00; Farm Bureau Life Insurance Co .-- -$100,028.00; First Commerce Bancshares, Inc.--$53,890.00; Alan and Dianne Stewart--$5,685.00, jointly and severally; Harold S. Myers--$56,863.00, and The Security Mutual Life Insurance Co. of Lincoln, Nebraska--$26,955.00.

         3.4 Financing Statements. Borrower acknowledges and agrees that one or more Financing Statements were executed, delivered and filed to perfect the security interests granted under the Security Agreement at or about the time the Security Agreement was entered into, and that such Financing Statements remain in full force and effect and shall continue to perfect the security interest granted under the Security Agreement and any new security agreement. Borrower agrees to execute any additional Financing Statements as may be required by Bank from time to time. Borrower further agrees to furnish Continuation Statements or Amendments to the Financing Statements as may be required by Bank from time to time.

                                   ARTICLE 4

                             CONDITIONS OF LENDING

         4.1 Conditions Precedent to Advances. The obligation of Bank to make Advances under this Agreement shall be subject to the condition precedent that Bank shall have received on or before the day of any said Advance all of the following, each dated (unless otherwise indicated) such day, in form and substance satisfactory to Bank:

                 (a) Certified copies of documentation from Borrower evidencing approval of this Agreement and all other matters contemplated hereby;

                 (b) All Loan Documents have been properly executed by Borrower and Grantors have properly executed the Guaranties;

                 (c) Lien searches, security interest release/ terminations, title insurance commitments or





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                          abstracts of title showing, to the satisfaction of
                          Bank, that Bank has a first lien in all Collateral pledged to secure the Notes except for the real property described on Exhibit "A" on which the Bank shall have a second lien;

                 (d) A certificate executed by the Secretary of General Partner certifying the names of the individuals authorized to sign this Agreement on behalf of General Partner and on behalf of Borrower and any other documentation required to be executed by said party hereunder. Bank may conclusively rely on such certificate until it receives a further certificate cancelling or amending the prior certificate and submitting the signature of officers named in such further certificate.

         4.2 Further Conditions Precedent to Advances. The obligation of Bank to make Advances shall be subject to the further conditions precedent that on the date of such Advances:

                 (a)      The representations and warranties contained in
                          Article 5 are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relates solely to an earlier date; and

                 (b) No event has occurred or is continuing or would result from said Advance, which constitute an Event of Default (as defined below) or would constitute an Event of Default but for the requirement that notice be given or time elapsed or both.

                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

         Borrower hereby makes the following representations and warranties to
Bank:

         5.1 Legal Existence of Borrower. Borrower is legally organized and formed, validly existing, and in good standing under the laws of the State of Nebraska and is duly licensed and qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by Borrower makes such licensing or qualification necessary or advisable. Borrower has all requisite power and authority to conduct its business, to own its properties, and to execute and to perform all of the obligations under the Loan Documents.





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
         5.2 Legal Existence of Guarantors. Each of the Guarantors which is not an individual is legally organized and formed, validly existing, and in good standing under the laws of the state in which it was organized and formed, and is duly licensed and qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted makes such licensing or qualification necessary or advisable. Each of the Guarantors which is not an individual has all requisite power and authority to conduct its businesses, to own its properties, and to execute and perform all its obligations under this Agreement and the other Loan Documents, including its Guaranty.

         5.3 Legal Capacity of Guarantors. Each of the Guarantors who is an individual is of the legal age of majority and has all requisite legal capacity to execute and perform all his or her obligations under this Agreement and the Loan Documents, including his or her Guaranty.

         5.4 Ownership of Borrower. There are no general partners of Borrower other than the General Partner, and there are no limited partners of Borrower other than the Limited Partners. The percentage ownership interests of the Limited Partners are as set forth in Exhibit "B" attached to this Agreement and incorporated herein by this reference.

         5.5 Partnership Agreement of Borrower. The partnership agreement among the General Partner and the Limited Partners is the Transcrypt Acquisition, Ltd. Agreement of Limited Partnership dated as of December 3, 1991, a copy of which has been provided by Borrower to Bank. Borrower has also provided to Bank a copy of a Certificate of Limited Partnership of Transcrypt Acquisition, Ltd. dated as of October 1, 1991, and filed with the Nebraska Secretary of State on November 19, 1991, and a copy of a Certificate of Amendment to Certificate of Limited Partnership dated as of December 5, 1991, and filed with the Nebraska Secretary of State on December 5, 1991, changing the name of the limited partnership from Transcrypt Acquisition, Ltd. to Transcrypt International, Ltd. There are no other partnership agreements or certificates except as described in this paragraph 5.5.

         5.6 Legal Agreements. This Agreement and the other Loan Documents, when executed and delivered by Borrower and Partners, constitute legal, valid, and binding obligations of Borrower and Partners and are enforceable against each of them in accordance with their respective terms. Each individual signing this Agreement and the other Loan Documents has full authority to sign same and to bind Borrower and Partners to the terms thereof.

         5.7 No Conflict as to Law or Agreements. Neither the execution, delivery, and performance of this Agreement and the other Loan Documents, nor the consummation of the transactions





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
contemplated hereby and thereby, will result in any violation of the organizational documents of Borrower or Partners or result in the breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance upon any property or assets of Borrower or Partners pursuant to any other contract or agreement to which Borrower or Partners are a partner or by which Borrower or Partners may be bound.

         5.8 Hazardous Waste. Borrower represents, warrants, and covenants to Bank:

                 (a) To Borrower's best knowledge, its operations currently comply and in the future will comply with all applicable federal, state, and local environmental, health, and safety statutes and regulations ("Requirements of Law");

                 (b) To Borrower's best knowledge, Borrower has obtained and in the future will obtain all environmental health and safety permits necessary for its operation, all such permits are in good standing, and the operations of Borrower comply with the terms and conditions of such permits;

                 (c) Except as otherwise disclosed to Bank in writing, to the best of its knowledge, no part of any real property in which Borrower now or hereafter acquires beneficial interest in including the ground water located thereon, is presently contaminated by any hazardous substances or hazardous waste. For purposes of this instrument, the terms "hazardous substances" and "hazardous waste" shall mean and include any hazardous, toxic, or dangerous waste, substance, or material within the meaning of the Federal Comprehensive Environmental Response, Compensation and Liability Act, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste, substance or materials, as now or at anytime hereafter may be in effect;

                 (d) Until the Notes are paid in full, all hazardous substances or hazardous waste (as defined above) which may be used by any Person for any purpose upon Borrower's property shall be used or stored thereon only in a safe, approved manner, in accordance with all industrial standards and all laws, regulations, and requirements for such storage promulgated by any governmental authority, and no property of Borrower will be used for the principal purpose of storing any such substances or waste and no such storage or use will otherwise be allowed on its properties which will cause, or which will increase the waste on, in, or under said properties.

                 (e) Borrower shall promptly notify Bank as soon as it knows or suspects that hazardous substances or hazardous waste have been released on its property. In such event, Bank may require that all violations of law with respect thereto be corrected and that all necessary governmental permits be obtained, all at Borrower's sole expense;

                 (f) Borrower agrees to indemnify, defend, and hold Bank and its directors, officers, employees, agents and any successor or successors to Bank's interest in property of any Borrower harmless from and against any and all losses, claims, damages, penalties, liabilities, response costs and expenses (including all out-of-pocket litigation costs and the reasonable fees and expenses of counsel) (i) arising out of the inaccuracy, breach, or incompleteness of any representation, warranty, or covenant made by Borrower in this Section 5.8 or in any document, in writing, delivered concurrently herewith, or (ii) arising out of any claim or lawsuit brought or threatened, settlement reached, or governmental order, relating to the presence, disposal, release, or threatened release of any hazardous substance or hazardous waste upon the property of Borrower or
                          (iii) arising out of any violation of any applicable statute or regulation for the protection of the environment which occurs upon the property of Borrower, provided that, to the extent Bank is strictly liable under any statute or regulation, Borrower's obligations hereunder shall likewise be without regard to fault on the part of Borrower with respect to the violation of law which results in liability to Bank. The indemnification obligation described in this subsection (f) shall continue and survive the satisfaction of the Notes and any termination or expiration of this Agreement.

         5.9 Financial Condition. Borrower has heretofore furnished Bank copies of most recent Financial Statements, including in each case the related balance sheets and statements of income and loss. Such Financial Statements fairly present the financial condition of Borrower on the date thereof and the results of its operations for the periods then ended in accordance with generally accepted accounting principles consistently applied.

         5.10 Adverse Change. To Borrower's best knowledge, there has been no material adverse change in its business, properties, or conditions (financial or otherwise) since the date of the latest Financial Statements referred to in Section 5.9 hereof.

         5.11 Litigation. There are no actions, lawsuits, or proceedings pending, or to the knowledge of Borrower, threatened against or affecting Borrower or the properties of Borrower before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which if determined adversely to Borrower, would have a material adverse effect on the financial condition, properties, or operation of Borrower.

         5.12    Taxes.   Borrower and General Partner have filed all federal,
state, and local tax returns which are required to be filed, and Borrower and General Partner have paid or caused to be paid such sums to the respective taxing authorities as are shown on said returns, or on any assessment received by any of them, to the extent such taxes have become due. Borrower and General Partner have no knowledge of any potential adverse tax rulings or assessments against either of them or any of their properties.

         5.13 Title and Liens. Borrower has good title to each of the properties and assets reflected in its latest balance sheet free and clear of all mortgages, security interests, liens and encumbrances, except as permitted or contemplated by the Loan Documents, except a deed of trust against the real estate described in Exhibit "A" attached to this Agreement in favor of Norwest Bank Nebraska, N.A., for the benefit of Norwest Bank Nebraska, N.A., as Trustee, in connection with $850,000 NIFA Industrial Development Bonds, Series 1994, dated January 15, 1994.

         5.14 Representations and Warranties in Other Loan Documents.. Borrower hereby incorporates by reference all terms, conditions, and provisions of the other Loan Documents, including but not limited to all representations, warranties, and covenants contained therein, all of which shall remain effective at all times, regardless of whether an Event of Default has occurred.

         5.15 Equipment of Borrower. Borrower is the owner and has possession of the equipment listed in the Fair Market Valuation Report prepared by Deloitte & Touche Valuation Group dated December 3, 1991, with additions and deletions as set forth in the letter from John T. Connor to Wally Landon of Bank dated January 12, 1993, and also is in possession of the equipment currently leased from Norwest Equipment Finance.

         5.16 Representations as a Whole. This Agreement and all other instruments, documents, certificates, and statements furnished to Bank by Borrower, taken as a whole, do not contain any untrue statements of a material fact or omit to state any material fact respecting the business of Borrower.

                                   ARTICLE 6

                             AFFIRMATIVE COVENANTS

         Borrower hereby makes the following affirmative covenants to Bank:

         6.1 Preservation of Partnership Existence. Borrower will preserve and maintain its legal existence and all of its rights, privileges, and franchises. Borrower will also obtain and maintain such licensing and qualification requirements in all jurisdictions where the character of the property owned or leased or the nature of its business makes such licensing or qualification necessary. Borrower will also retain all requisite power and authority to conduct its business, to own its properties, and to perform all of its obligations under this Agreement and the other Loan Documents.

         6.2 Inspection Rights. Borrower will keep accurate books of record and accounts for its business in which true and complete entries will be made in accordance with generally accepted accounting principals consistently applied and, upon request of Bank, will give any representative of Bank access during normal business hours to, and permit such representative to examine, copy, and make extracts from, any and all books, records, and documents in the possession of Borrower, to inspect any of the properties of Borrower, and to discuss its business affairs, finances, and accounts with any of the management personnel, at such times and as often as may be determined by Bank.

         6.3 Maintenance of Properties and Insurance. Borrower will maintain its properties in good repair and working order. Borrower will obtain and maintain insurance in such amounts and against such risks as is usually carried by companies engaged in similar businesses and owning similar properties, including hazard insurance on all property of Borrower, in such form and in such amounts agreeable to Bank, who shall be named as loss payee thereunder to the extent of its interest. Certificates of Insurance shall be provided by Borrower to Bank evidencing the existence of insurance and the loss payee status of Bank.

         6.4 Compliance With Laws. Borrower will comply with the requirements of all applicable laws, rules, regulations, and orders of any and all governmental and regulatory authorities.

         6.5 Financial Information. Borrower shall provide and/or cause to be provided the following information to Bank within the time periods stated:

                 (a) Within ninety (90) days of the fiscal year-end of Borrower, annual audited financial statements and reports of Borrower relating to the operation of the business of Borrower, which annual reports shall include the balance sheets of Borrower for the operation to the end of such fiscal year, and the related statements of income, retained earnings, and cash flows of Borrower for the fiscal year then ended, all in reasonable detail and prepared by the certified public accountants for Borrower in accordance with generally accepted accounting principles applied on a consistent basis;

                 (b) Within thirty (30) days of the end of each calendar month, internally prepared monthly financial statements and reports and monthly accounts receivable agings of Borrower, in such form and detail as may be required by Bank, certified by the chief financial officer of Borrower;

                 (c) Upon request from Bank, monthly reports of accounts payable of Borrower, in such form as may be required by Bank, all certified by the chief financial officer of Borrower;

                 (d) Within thirty (30) days of the end of each calendar quarter, and at such other times as Bank may reasonably request, quarterly covenant compliance certificates from Borrower in such form as may be required by Bank;

                 (e) Monthly borrowing base certification from Borrower supported by detailed agings and semi-annual collateral audits; and

                 (f) Annual unaudited financial statements from each Guarantor within ninety (90) days of their respective fiscal year ends, except Alan and Dianne Stewart.

         6.6 Notification of Material Adverse Change. Borrower will notify Bank of any material adverse change in the financial condition of Borrower and of any material adverse change in the business operations of Borrower.

         6.7 Financial Ratios. Borrower shall at all times maintain the following financial ratios:

                 (a) A minimum ratio of Current Assets to Current Liabilities of 2.0 to 1.0;

                 (b) A minimum quick ratio (current assets less inventory divided by current liabilities) of 1.3 to 1. 0; and

                 (c) A maximum debt to stockholder equity of 1.25 to 1.0 from and after the date of this Agreement to July 31, 1994, and a maximum debt to stockholder equity of 1.0 to 1.0 from and after August 1, 1994.

         6.8 Minimum Tangible Net Worth. Borrower shall maintain minimum Tangible Net Worth of $950,000.00 from December 31, 1993, to December 31, 1994; $1,950,000.00 from December 31, 1994, to December 31, 1995; and $2,950,000.00
from and after December 31, 1995.

         6.9 Capital Expenditures. Annual Capital expenditures of Borrower and leases of personal property by Borrower as lessee shall not exceed $1,300,000.00 for fiscal year of Borrower ending December 31, 1994, and $500,000.00 for each fiscal year thereafter.

         6.10 Minimum Fixed Charge Coverage. Borrower shall maintain a minimum Fixed Charge Coverage of 1.0 times from and after the date of this Agreement which shall be measured quarterly.

                                   ARTICLE 7

                         NEGATIVE COVENANTS OF BORROWER

         Borrower hereby makes the following negative covenants to Bank:

         7.1 Liens and Encumbrances. Borrower will not, except as permitted or contemplated by this Agreement and the Loan Documents, create, incur, assume or suffer to exit any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance of any nature on any of the assets pledged as security to Bank, or assign or otherwise convey any rights to receive income (or give its consent to the subordination of any right) or claim of Borrower and right or claim of any other person. Excluded, however, from the operation of the foregoing are liens for taxes or other assessments or other governmental charges to the extent not required to be paid by this Agreement, liens arising in the ordinary course of business for sums not due or sums being contested in good faith by appropriate proceedings, and current taxes which are not delinquent or taxes which are being contested in good faith by appropriate proceedings.

         7.2 Indebtedness. Borrower will not incur, create, or assume any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures, or similar obligations, except indebtedness evidenced by the Notes, except indebtedness arising out of the Loan Documents, except trade accounts payable which are incurred in the ordinary course of Borrower's business, except upon prior written approval of Bank, which such approval will be unreasonably withheld.

         7.3 Guarantees and Contingent Liabilities. Borrower will not assume, guarantee, endorse, or otherwise become directly or contingently liable in connection with any obligations of any other person or entity, except the endorsement of negotiable instruments by Borrower for deposit or collection or similar transactions in the ordinary course of business, and except upon prior written approval of Bank.

         7.4 Leases. Borrower will not enter into or otherwise become obligated under any leases with respect to real property as lessor or Lessee, or with respect to personal property as lessor, without prior written approval of Bank.

         7.5 Investments. Except for Borrower's investment interest in Transcrypt Europe not to exceed $200,000, Borrower will not purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any Loans or advances to, or make any investment or acquire any interest whatsoever in, any person or entity without the prior written approval of Bank.

         7.6 Distribution to Partners. Borrower shall notify Bank of any partnership or other distributions to any of the Partners.

         7.7 Sale of Assets. Borrower will not sell, lease, assign, transfer, or otherwise dispose of any of its assets without the prior written consent of Bank, except sales and leases in the ordinary course of business of Borrower, or Borrower's surplus, obsolete, or worn-out properties.

         7.8 Consolidation and Merger. Borrower will not consolidate with or merge into any entity, or permit any entity to merge into or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of Borrower without the prior written consent of Bank.

         7.9 Loans and Advances to Partners and Others. Borrower will not make any loans or advances to or for the benefit of its General Partner, any of its Limited Partners, or any officer, director, or shareholder of its General Partner or any of its Limited Partners, except upon the prior written approval of the Bank.

         7.10 Ownership and Management. John T. Connor shall remain active in the business operations of Borrower. Borrower shall notify Bank of any changes in the senior or executive management of Borrower.

         7.11 Restriction on Nature of Business. Borrower will not engage in any line of business materially different from that currently engage in by Borrower without the prior written approval of Bank.

                                   ARTICLE 8

                          DEFAULT, RIGHTS AND REMEDIES

         8.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

                 (a) Default in the payment of any principal or interest on the Operating Note when due or upon demand upon ten (10) days' written notice to Borrower;

                 (b) Default in the payment of any principal or interest on the First Term Note when due upon ten (10) days' written notice to Borrower;

                 (c) Default in the payment of any principal or interest on the Second Term Note when due upon ten (10) days' written notice to Borrower;

                 (d) Any default in the payment or performance of any obligation under any of the Loan Documents which is not cured within thirty (30) days after written notice by Bank specifying the default(s) asserted by Bank;

                 (e)      Any default under the terms of the Bond Documents;

                 (f) In the event any representation, warranty, or covenant made by Borrower and/or Guarantors in this Agreement or in any of the other Loan Documents shall prove to have been incorrect in any material respect which is not cured within thirty (30) days after written notice by Bank specifying the default(s) asserted by Bank;

                 (g) In the event of any breach of any of the representations, affirmative covenants, or negative covenants made by Borrower and/or Guarantors under this Agreement or under any of the other Loan Documents which is not cured by Borrower within thirty (30) days after written notice by Bank specifying the default(s) asserted by Bank;

                 (h) In the event Borrower or any Guarantor shall be adjudicated a bankruptcy or insolvent, or admit in writing their inability to pay debts as they mature, or make an assignment for the benefit of creditors; or in the event Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for all or any substantial part of their property; or in the event such receiver, trustee, or similar officer shall be appointed without the application or consent of such Borrower or Guarantor and such appointment shall continue undischarged for a period of sixty (60) days; or in the event Borrower or Guarantor shall institute (by petition, application, answer, consent, or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, or similar proceeding relating to any of them under the United States Bankruptcy Code or the laws of any jurisdiction or in the event any such proceeding shall be instituted against Borrower or any Guarantor and shall remain undismissed for a period of sixty (60) days (or in the event any judgment, writ, warrant of attachment or execution, or similar process shall be entered, issued, or levied against a substantial part of the property of Borrower or any Guarantor, and such judgment, writ, or similar process shall not be satisfied, released, stayed, vacated, or fully bonded within thirty (30) days after its issue or levy;

                 (i) In the event any of the Guarantors should revoke or attempt to revoke its, his, or her Guaranty in writing, or fail to perform any obligation under such Guaranty, or commence any action challenging the validity or enforceability of such Guaranty;

                 (j) In the event of any voluntary or involuntary corporate dissolution of any Guarantor which is a corporation;

                 (k) In the event of any final and unappealed suspension or revocation of any license or other authority necessary for Borrower to transact business in substantially the same manner as such business is currently being transacted;

                 (l) In the event of any default under the Trust Deed in favor of Bank relating to the real property described in Exhibit "A" attached to this Agreement;

                 (m) In the event any extraordinary situation or event shall occur which, in the reasonable determination of Bank has or will have a significant financial impact on Borrower and which gives Bank reasonable ground to believe that Borrower will not be able to perform in the normal course its obligations under the Loan Documents and such situation or event is not cured or corrected within ten (10) days after notice by Bank specifying the situation or event asserted by Bank;

                 (n) In the event any Guarantor assigns, pledges, or grants a security interest to any third party in their partnership interest in Borrower or in the event any third party executes or levies against any Guarantor's Partnership interest in Borrower;

                 (o) In the event any third party executes or levies against the real property described in Exhibit "A" attached to this Agreement or in the event any real estate taxes or assessments relating to said real property are not paid before same becomes delinquent; and

                 (p) In the event the sale of Borrower's existing business facility in Lincoln, Nebraska, is not closed by July 31, 1994.

         8.2 Rights and Remedies Upon Event of Default. Upon the occurrence of any Event of Default, or at any time thereafter, Bank shall have and may exercise any or all of the following rights and remedies, which such rights and remedies shall be cumulative:

                 (a) Bank may, without notice to Borrower, declare any obligation to make Advances under the Operating Note to be immediately terminated, whereupon such obligations shall immediately terminate;

                 (b) Bank may, without notice to Borrower, declare the entire unpaid principal balance of the Notes then outstanding, and all interest accrued and unpaid thereon, and all other amounts payable under this Agreement and the other Loan Documents to be immediately due and payable, whereupon all such debts and obligations shall become immediately due and payable without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower and Guarantors;

                 (c) Bank may, without notice to Borrower, and without further action, charge or set off as to any account of Borrower now or hereafter maintained at Bank any and all debts and obligations owing by Borrower to Bank. Borrower hereby specifically authorizes said charges or set-offs;

                 (d) Bank may exercise and enforce any of its rights and remedies under the Loan Documents;

                 (e) Bank may exercise any and all of its rights and remedies against. one or more of the Guarantors under the Guaranties without first proceeding against Borrower or any of its properties, and without being required to proceed against all of the Guarantors; and

                 (f) Bank may exercise any and all other rights and remedies allowed by law.

                                   ARTICLE 9

                                 MISCELLANEOUS

         9.1 No Waiver; Cumulative Remedies. No failure or delay on the part of Bank exercising any right, power, or remedy under this Agreement or the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. All rights and remedies of Bank are cumulative and not exclusive of any remedies provided by law.

         9.2 Amendments, Et Cetera. No amendment, modification, termination, or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement and the other Loan Documents may not be amended, or any provision thereof modified or waived, by reason of any course of dealing or by any statements or representations by any officer or employee of Bank. No notice to or demand on Borrower or any Guarantor in any case shall entitle Borrower or any Guarantor to any other or further notice or demand in similar or other circumstances.

         9.3 Addresses for Notices, Et Cetera. Except as otherwise expressly provided herein, all notices, requests, demands, and other communications provided for under this Agreement and under the other Loan Documents shall be in writing and mailed or delivered to the applicable party at the addresses indicated below:

                 If to Borrower or any Guarantor, at the addresses set forth in Exhibit "B" attached to this Agreement.

                          If to Bank:
                          Norwest Bank Nebraska, N.A.
                          1919 Douglas Street
                          P. 0. Box 3408
                          Omaha, NE 68103
                          Attention: J. Wally Landon, Vice President

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this section. All such notices, requests, demands, other communications to Borrower or Guarantors shall, when mailed, be effective when deposited in the mails, addressed as aforesaid and, as to Bank, when received.

         9.4 Costs and Expenses. Borrower agrees to pay on demand all filing and recording fees, search fees, title insurance premiums, and other closing costs and expenses of Bank in connection with the negotiation and closing of the Loan Documents and agrees to pay the reasonable fees of counsel for Bank incurred in connection with same. Borrower further agrees to pay all costs and expenses, including attorney fees, incurred by Bank in connection with the enforcement of this Agreement or the other Loan Documents.

         9.5 Effectiveness of Agreement. The obligations of Bank and Borrower under this Agreement shall be effective upon execution of this Agreement by Bark and Borrower.

         9.6 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of Borrower and Bank, and their respective successors and assigns, including any subsequent holder or holders of the Notes, except that Borrower may not assign or transfer their rights or obligations under any of the Loan Documents without the prior written consent of Bank.

         9.7 Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement between Borrower, Guarantors and Bank with respect to the matters contained herein and therein.

         9.8 Governing Law. This Agreement and the other loan Documents shall be deemed to be contracts under the laws of the State of Nebraska and for all purposes shall be construed in accordance with the laws of the State of Nebraska.

         9.9 Headings. Article and section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         9.10 Severability. The invalidity of any one or more phrases, covenants, clauses, paragraphs, or sentences of this Agreement shall be construed as if such invalid phrases, covenants, clauses, paragraphs, or sentences had not been inserted in this Agreement.

         9.11 Conflict of Documents. To the extent the provisions of this Agreement conflict with any of the provisions of any of the other Loan Documents, the terms and provisions of this Agreement shall control, except to the extent that the terms and provisions of any of the other loan documents provide broader rights to the Bank.

         Dated as of the day and year first above written.


NORWEST BANK NEBRASKA,                     TRANSCRYPT INTERNATIONAL, INC.,
NATIONAL ASSOCIATION

By:     J. WALLY LANDON                    By:        JOHN T. CONNEL
    ------------------------------             ------------------------------

Its: Vice President                        Its: Chairman
    ------------------------------             ------------------------------

                                   EXHIBIT A

Lot 1, Highlands Coalition 2nd Addition, Lincoln, Lancaster County, Nebraska

                                   EXHIBIT B

                         TRANSCRYPT INTERNATIONAL, LTD.

                                 UNIT OWNERSHIP

        The following table sets forth the Ownership of the outstanding Units of the Company upon the closing of the January 1, 1994 transaction.

General Partner / Address                     Capital Contribution    Units Owned    Partnership Interest
-------------------------                     --------------------    -----------    --------------------
Transcrypt International, Inc.                     $50,000              50,000              1.00%
c/o John T. Connor
1620 North 20th Street
Lincoln, Nebraska 68503

Limited Partner / Address                     Capital Contribution    Units Owned    Partnership Interest
-------------------------                     --------------------    -----------    --------------------
CONNOR GROUP

    John T. Connor                                $544,461             544,425           10.94226%
    Transcrypt International, Inc.
    2504 Ridge Road
    Lincoln, Nebraska 68512

    Janice K. Connor                               528,488             519,741           10.44614%
    Transcrypt International, Inc.
    2504 Ridge Road
    Lincoln, Nebraska 68512

    John T. Connor III Trust                        33,026              33,050             .66427%
    2504 Ridge Road
    Lincoln, Nebraska 68512

    Meredith Ann Connor Trust                       33,026              33,050             .66427%
    2504 Ridge Road
    Lincoln, Nebraska 68512
                                                  --------           ---------          ----------
Connor Group Unit Sub-Total                                          1,130,266           22.71694%

FARM BUREAU GROUP

    Farm Bureau Life Insurance                     956,110             918,794           18.46661%
    5400 University Avenue
    Des Moines, Iowa 50265

KUIJVENHOVEN GROUP

    John Kuijvenhoven                              247,416             247,417            4.97728%
    1440 Buckingham Drive
    Lincoln, Nebraska 68506

    Yvonne Kuijvenhoven                            247,416             247,416            4.97728%
    1440 Buckingham Drive
    Lincoln, Nebraska 68506

    Q E Dot, Inc.                                  198,000             198,000            3.9795%
    1440 Buckingham Drive
    Lincoln, Nebraska 68506

UNIT OWNERSHIP                                                         Page Two

   Amy Marie Kuijvenhoven                33,056       33,056         .66438%
   1400 Buckingham Drive
   Lincoln, Nebraska 68506

   Natalie Kuijvenhoven                  33,056       33,056         .66438%
   1440 Buckingham Drive
   Lincoln, Nebraska 68506

   Stephanie Lauerman                    33,056       33,056         .66438%
   1440 Buckingham Drive
   Lincoln, Nebraska 68503 _________________________________________________

Kuijvenhoven Group Unit Sub-Total                    792,000        15.9272%

UNIVERSITY GROUP
   University of Nebraska Foundation    767,250      767,250       15.42077%
   1111 Lincoln Mall, Suite 200
   Post Office Box 82555
   Lincoln, Nebraska 68501-2555

MYERS GROUP
   Harold S. Myers                      287,309      284,156        5.71118%
   635 South 14th Street, Suite 320
   Lincoln, Nebraska 68508

   Steven R. Wright                      51,379       58,491        1.17560%
   635 South 14th Street, Suite 320
   Lincoln, Nebraska 68508

   David C. Myers                        76,046       75,216        1.51175%
   300 North Commercial
   Weeping Water, Nebraska 68462

   Harold S. Myers III Trust             52,799       52,223        1.04962%
   635 South 14th Street, Suite 320
   Lincoln, Nebraska 68508

   Harold S. Myers Trust                 52,799       52,223        1.04962%
   635 South 14th Street, Suite 320
   Lincoln, Nebraska 68508 _________________________________________________

Myers Group Unit Sub-Total                           522,309       10.49777%

FIRST COMMERCE GROUP
   First Commerce Bancshares, Inc.      495,000      495,000        9.94888%
   NBC Center, 3rd Floor
   13th & O Streets
   Lincoln, Nebraska 68508

UNIT OWNERSHIP                                                  Page Three

SECURITY GROUP
        Security Mutual Life Insurance          300,000         247,592         4.97629%
        c/o Mr. Thomas Henning
        President and COO
        200 Centennial Mall North
        Lincoln, Nebraska 68501-2248

STEWART GROUP
        Alan and Dianne Stewart                  52,799          52,223         1.04962%
        1620 North 20th Street
        Lincoln, Nebraska 68503
                                        -----------------------------------------------------
TOTALS                                       $5,080,250       4,975,434       100.00000%
=============================================================================================

                                                                 Commercial Note

[LOGO - NORWEST BANKS]

Name                                               Date

         Transcrypt International, Ltd.            June 1, 1995

Choose one of the following
[   ] On demand, or
[ X ] On May 1, 1996; or
[   ] _______________ After date:

    for value received, the undersigned (if more than one,             Norwest Bank Nebraska, National Association
    jointly and severally) promise(s) to pay to the order of           1919 Douglas Street
    (the "Bank") at                                                    Omaha, Nebraska 68102

or at any other place designated at any time by the holder hereof, in lawful money of the United States of America, the principal sum of ----------- One Million One Hundred Thousand and No/100ths ------------------- Dollars ($1,100,000.00), or so much thereof as is disbursed and remains outstanding hereunder on the due date hereof, as shown by the Bank's liability record or on the reverse side hereof, as the case may be, together with interest (calculated on the basis of actual days elapsed in a 360 day year) on the unpaid balance hereof from the date hereof until this Note is fully paid, at the following rate:

         [   ]   an annual rate of _____ % (herein the "Note Rate").

         [ X ] an annual rate equal to 0.0% above the Base Rate from time to time in effect, each change in the interest rate hereon to become effective on the day the corresponding change in the Base Rate becomes effective (the resulting rate is herein referred to as the "Note Rate").

         [   ]   an annual rate which, for any particular month, shall be ____ %
                 above the Base Rate in effect on the ____ day of the immediately preceding month (the resulting rate is herein referred to as the "Note Rate").

         [   ]   an annual rate________________________________________________

                 ______________________________________________________________
                 (herein the "Note Rate").

The unpaid balance and interest due on this Note at maturity (whether this Note matures by demand, acceleration, or the lapse of time) shall bear interest until paid at the rate of ____ % in excess of the Note Rate.

         As used herein, "Base Rate" means the rate of interest established by:
[   ] ______________________ from time to time as its "base" or "prime" rate;
[ XX ] the "Bank" as its National Money Market Rate

If this [   ] is checked, and this Note has a variable rate of interest, the
Note Rate shall never be less than _____%
        [   ] Interest shall be payable at maturity.
        [ X ] Interest shall be payable Monthly commencing June 15, 1995 and also on demand.

         If interest hereon is not paid when due, or if any other indebtedness of the undersigned to the Bank is not paid when due, or if a garnishment summons or a writ of attachment is issued against or served upon the Bank for the attachment of any property of the undersigned in the Bank's possession or any indebtedness owing to the undersigned, or if the holder hereof shall at any time in good faith believe that the prospect of due and punctual payment of this Note is impaired, then, in any such event, the holder hereof may, at its option, declare this Note to be immediately due and payable and thereupon this Note shall be immediately due and payable, together with all unpaid interest accrued hereon, without notice or demand; provided, however, that if this Note is payable on demand, nothing herein contained shall preclude or limit the holder hereof from demanding payment of this Note at any time and for any reason, without notice. If this Note is not paid when due (whether at maturity or upon acceleration or demand), the Bank shall also have the right to set off the indebtedness evidenced by this Note against any indebtedness of Bank to the undersigned. This Note shall also become automatically due and payable (including unpaid interest accrued thereon) without notice or demand should the undersigned die (an individual) or should a petition be filed by or against the undersigned under the United States Bankruptcy Code.

         Unless prohibited by law, the undersigned agree(s) to pay all costs of collection, including reasonable attorneys' fees and legal expenses, incurred by the holder hereof in the event this Note is not duly paid. The holder hereof may at any time renew this Note or extend its maturity date for any period and release any security for, or any party to, this Note, all without notice to or consent of and without releasing any accommodation maker, endorser or guarantor from liability on this Note. Presentment or other demand for payment, notice of dishonor and protest are hereby waived by the undersigned and each endorser and guarantor. The undersigned agree(s) that each provision whose box is checked is part of this Note. This Note shall be governed by the substantive laws of the State named as part of the Bank's address above.

   [ X ] This note is secured.            [ X ]   This Note evidences
   [   ] This note is unsecured.                  indebtedness under a
                                                  revolving credit facility.
Purpose of loan
   General Business Purposes       TRANSCRYPT INTERNATIONAL, LTD.: Debtor
                                   By:     Transcrypt International, Inc.,
                                           General Partner

Address                        Signature
   4800 NW 1st Street              X  JOHN T. CONNOR
                                      John T. Connor, Chairman
City State and Zip             Signature
   Lincoln, NE 68521

                          AMENDMENT TO OPERATING NOTE

Effective Date: April 9, 1996                              Note Number:  78452

         The "Operating Note" dated June 1, 1995 in the face amount of One Million One Hundred Thousand and no/100 Dollars ($1,100,000.00) by and between TRANSCRYPT INTERNATIONAL, LTD., ("Borrower"), and NORWEST BANK NEBRASKA, NATIONAL ASSOCIATION ("Bank"), is hereby modified as follows as agreed by the
Borrower:

         1. By an increase in the principal amount from One Million One Hundred Thousand and no/100 Dollars ($1,100,000.00) to Two Million Dollars ($2,000,000.00).

         Except as modified above, the "Operating Note" is in all respects ratified and confirmed by the Borrower. The Borrower also agrees that the "Operating Note has no principal outstanding as of April 9, 1996.





                                        TRANSCRYPT INTERNATIONAL, LTD.

                                        By:     Transcrypt International, Inc.
                                        Its:    General Partner

                                        By:     John T. Connor
                                           ------------------------------------
                                                John T. connor

                                        Its: Chairman and CEO
                                            -----------------------------------


                                        NORWEST BANK NEBRASKA, NATIONAL
                                        ASSOCIATION

                                        By: Bill Weber
                                            -----------------------------------
                                            Bill Weber

                                        Its: Vice President
                                            -----------------------------------